PROCEEDS INTEREST AGREEMENT

This PROCEEDS INTEREST AGREEMENT (this "Agreement") is entered into as of May 13, 2013 (the “Effective Date”) by and between Kenneth W. Garrard, an individual (“Garrard”), Finishing Touches Home Goods Inc., a Nevada company (“Parent”), and IP Acquisition Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Company”).  Garrard and Company are individually referred to herein from time to time as a “Party” and are collectively referred to herein from time to time as the “Parties.”  Except as otherwise noted, capitalized terms shall have such meanings as set forth in this Agreement or as indicated in Section 1.

RECITALS:

WHEREAS the Company and Mesh Comm LLC (“Mesh”) entered into that certain Patent Purchase Agreement dated May 13, 2013 pursuant to which Mesh sold, transferred and assigned all of its right, title and interest in the Purchased Patents to Company in exchange for the consideration set forth in the Patent Purchase Agreement and this Agreement; and

WHEREAS, the Parties wish to enter into this Agreement in order to set forth the terms and conditions applicable to the payment to Garrard of the Proceeds Interest from the Enforcement Activities.

NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein, and other good and valuable considerations, the receipt, adequacy, and total sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT:

SECTION 1

CERTAIN DEFINITIONS

In addition to other terms defined in this Agreement, the following terms have the meaning indicated when used herein:

1.1           “Additional Patents” means patents acquired by the Company from persons or entities other than Mesh.

1.2           “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, owns, controls, is owned by, is controlled by or is under common control or ownership with, such specified Person.  “Person” means an association, corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization.

1.3           “Distribution Date” means ten (10) business days after receipt of Gross Proceeds by the Company

1.4           “Enforcement Activity and Enforcement Activities” means: (a) any litigation, arbitration, mediation, judicial or administrative hearing, legal or equitable cause of action or such other similar proceedings that Company or any Affiliate of the Company may initiate, prosecute and conclude or threaten to initiate against any individual or entity for infringement of the Purchased Patents; or (b) any action taken by Company or any Affiliate of the Company necessary or reasonably required to secure licensing agreements with individuals or entities for the Purchased Patents.

1.5           “Purchased Patents” means (a) the patents and patent applications identified in Exhibit A of the Patent Purchase Agreement (“Patents”) and the inventions disclosed therein, (b) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, and all other patents, patent applications, certificates of invention and other governmental grants resulting from the Patents, (c) all patents and applications which claim priority to or have common disclosure or common priority with any such patents or patent applications (for the avoidance of doubt, patents which include partial commonalities such as figures or patents whose features of the inventions are different from those of Purchased Patents are excluded), and (d) all rights corresponding to any of the foregoing throughout the world (including the right to claim the priority date of any of such patents and patent applications and the right to sue for and recover damages for any past, present or future infringement of such patents and patent applications); in each case, regardless of whether in existence prior to, as of or after the Effective Date.

1.6           “Proceeds Interest” means the percentage of Net Proceeds payable to Garrard as set forth in Exhibit A attached hereto.

1.7           “Company Licensing Proceeds Interest” means the percentage of Net Proceeds payable to Company pursuant to the percentages set forth in Exhibit A attached hereto.

1.8           “Gross Proceeds” means any income, proceeds or revenues, including non-cash consideration, arising out of or related to the Enforcement Activities including, without limitation, income, proceeds or revenues from: (a) licensing fees or any other form of compensation paid to Company as a result of any agreements entered into with any parties to license any or all of the Purchased Patents; (b) awards, judgments or settlements against any individual or entities as a result of any patent infringement litigation prosecuted by Company; or (c) any Sale Transaction.

1.9           “Management Group” means the manager(s) of Company, whose initial managers are Cameron Gray and Mark Fisher.

1.10           "Net Proceeds" means the Gross Proceeds LESS: (a) any contingency fee awards, hourly or contract rates, commissions, brokerage commissions, costs, expenses, bonuses, compensation, payments, reimbursements or any other sums (including, but not limited to, expert witness fees, deposition expenses, trial costs, document management charges or other similar fees, expenses or charges) paid by Company to its legal counsel, outside contractors, experts, specialists, advisors, representatives or agents in connection with the Enforcement Activities; and (b) any legal fees, costs, insurance premiums, payments, expenses or any other sums arising out of or related to defending Company (or its officers, directors, members, principals, investors, agents, employees, representatives or legal counsel) from any and all causes of action brought by any party which Company has initiated or prosecuted (or threatened to initiate and prosecute) an Enforcement Action.

1.11           “Patent Purchase Agreement” means that certain Patent Purchase Agreement, dated May 13, 2013, by and between Mesh and Company.

1.12           “Sale Transaction” means an event where the Company, in good faith and at arm’s length, sells, transfers, assigns or otherwise disposes of the one or more of the Purchased Patents to any Person other than an Affiliate of the Company.

SECTION 2

CREATION, GRANT AND PAYMENT OF THE NET PROCEEDS

Section 2.1.                      Creation of Garrard Proceeds Interests.  Company and its Affiliates hereby create, grant, sell, transfer, convey, and assign unto Garrard a Proceeds Interest in accordance with the terms of this Agreement.  All amounts due to Garrard in respect of the Proceeds Interest shall: (a) be paid as provided in this Agreement; and (b) be paid by wire transfer or check.

Section 2.2.                      Term; Termination.  This Agreement shall commence on the Effective Date and shall terminate upon the later of: (a) the final Distribution Date after completion of the Enforcement Activities; (b) or the Distribution Date associated with the consummation of a Sale Transaction which results in the Company and any Affiliate of the Company no longer owning any interest in the Purchased Patents.

Section 2.3.                      Distributions.  Distribution of the Proceeds Interest shall be made from time to time on each Distribution Date.

Section 2.4.                      Receipt of Gross Proceeds.  For all purposes of this Agreement, Gross Proceeds shall be deemed to have been received by the Company on the date of the actual receipt of funds into the Company’s bank account from a third-party against which an Enforcement Activity was brought or to which one or more of the Patents in the Purchased Patents was transferred as part of a Sale Transaction.

Section 2.5.                      Required Reports.  Within ten (10) days of each Distribution Date, Company shall deliver to Garrard a report showing in reasonable detail the calculation and the amount of the Proceeds Interest made on such Distribution Date.  A settlement statement generated by legal counsel showing gross settlement, minus expenses and attorney fees shall be considered sufficient reporting under this Agreement.

Section 2.6.                      Sale of Assets.  Should the Company decide to engage in a Sale Transaction where all or a portion of the Purchased Patents is sold, the proceeds generated from the sale of the Purchased Patents shall be treated as Gross Proceeds as defined hereunder.

Section 2.7.                      Allocation of Net Proceeds.  Garrard acknowledges that the Company may acquire Additional Patents from other entities and that those Additional Patents may or may not be asserted as part of the Company’s Enforcement Activities.  Garrard further acknowledges that as part of its Enforcement Activities the Company may enter into settlements that cover these Additional Patents.  In situations where portions of Gross Proceeds relate to the Additional Patents, the Company and the Management Group will work with Garrard to devise a fair and equitable allocation of the Net Proceeds between the Company and Garrard with respect to any funds that might be due to any third party from which the Additional Patents are acquired.  Notwithstanding the foregoing, in situations where portions of the Gross Proceeds relate to Additional Patents, the allocation of Net Proceeds would be mutually agreed upon by the parties on a case by case basis.

Section 2.8.                      Valuation of Non-Cash Consideration.  Any valuation of non-cash consideration paid to Company as a result of the Enforcement Activities or a Sale Transaction shall be made in Company’s reasonable discretion in accordance with generally accepted accounting principles related to the valuation of non-cash consideration or non-marketable securities.  Company shall have the right (in its sole and absolute discretion) to distribute to Garrard an equivalent amount of cash in lieu of any non-cash consideration.

SECTION 3

NO PARTNERSHIP, JOINT VENTURE, AGENCY OR GRANT OF MANAGEMENT OR EQUITY INTERESTS INTENDED; TAX ISSUES; AUTHORITY

Section 3.1.                      No Grant of Authority.  Other than as expressly set forth in this Agreement, the creation, grant, sale, transfer, conveyance and assignment of the Proceeds Interest to Garrard in accordance with the terms of this Agreement is not intended, nor shall it be deemed or construed to: (a) create a partnership, joint venture, agency by and among Garrard, Company or the Management Group: (b) grant to Garrard any equity, voting or other legal or equitable interest in the Purchased Patents or Company; (c) confer upon Garrard any right of management or oversight of the business and operations of Company; or (d) make Company in any way responsible for the debts, expenses, fees, costs or losses of Garrard.  Other than as expressly set forth in this Agreement, the Parties disclaim any sharing of liabilities, losses, costs or expenses related to the transactions contemplated by this Agreement.

Section 3.2.                      Acknowledgement.  Garrard accepts the Proceeds Interest with the understanding that it is highly speculative in nature and that the receipt by Garrard of any amounts as a result of any Enforcement Activities, Sale Transactions, or other activities designed to generate Gross Proceeds is not guaranteed by Company and/or the Management Group.

Section 3.3.                      Tax Issues.  Garrard acknowledges and confirms that Company has not sought and will not seek a ruling from the Internal Revenue Service with respect to the tax treatment of any distribution of Net Proceeds.  In addition, each Party acknowledges and confirms that it may be required to report and pay taxes on its share of allocable Net Proceeds even though the Management Group may, in its absolute and sole discretion delay the distribution of such Net Proceeds.

Section 3.4.                      Authority.  Each Party individually and severally represents and warrants to the other Party that: (a) it has all requisite power and authority to enter into, consummate and perform this Agreement, and (b) this Agreement is the valid, binding and enforceable obligation of such Party.

SECTION 4

OTHER  PROVISIONS

Section 4.1.                     Condition Precedent.  It is a condition precedent to the effectiveness of this Agreement, that the transactions contemplated by the Patent Purchase Agreement are consummated prior to, or concurrently with, this Agreement.

Section 4.2.                     Notices.  All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing to be effective and shall become effective either when: (a) personally delivered to the Party to which such notice, demand, or request is directed; (b) mailed by registered or certified mail with return receipt requested on the earlier of the date actually received by the Party to which such is directed or (whether ever received or not) or three (3) Business Days after the same is deposited in the United States Mail, addressed to such Party at the address set forth in the signature page; or (c) if sent via facsimile upon receipt with proof of confirmed answer back of the date of transmission.

Section 4.3.                     THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREUNDER Any dispute, controversy or claim arising out of or relating to this Agreement will be referred to and finally determined by arbitration in accordance with JAMS International Arbitration Rules..

Section 4.4.                     Waiver.  No consent or waiver, express or implied, by any Party to, or of, any breach or default by the other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations hereunder.  Failure on the part of either Party to complain of any act or failure to act of the other Party or to declare such other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by the non-defaulting Party of its rights hereunder.

Section 4.5.                     Amendment; Modification.  This Agreement may be amended or modified from time to time but only by a written instrument executed by the Parties.  This Agreement may not be amended by oral statements.  This written Agreement represents the final and complete agreement of the Parties regarding the subject matter of this Agreement and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.  There are no oral or unwritten agreements regarding the subject matter of this Agreement.

Section 4.6.                     Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 4.7.                      Binding Obligations.  This Agreement and all rights and obligations herein shall inure to and be binding upon the Parties and their respective legal representatives, successors and authorized assigns and assignor shall obtain, at the time of assignment the putative assignees express written agreement that the assignee will be subject to the same rights and obligations appurtenant to this Agreement and that the same will be true for any and all of that assignee’s subsequent successors and assigns (but nothing contained herein shall be deemed to permit any assignment not otherwise permitted by any other provisions hereof).

Section 4.8.                      Further Assurances.  The Parties agree to promptly execute such other documents and instruments as are necessary or reasonably necessary to consummate this Agreement and the transactions contemplated herein.

Section 4.9.                      Assignment.  Any attempted assignment by Garrard of the Proceeds Interest shall not become effective without the prior, written consent of Company and the Management Group.

Section 4.10.                    Counterparts.  Multiple originals of this Agreement may be executed simultaneously, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 4.11.                    Written Authority.  Except as otherwise provided herein, whenever the consent or approval of any Party is required or permitted in this Agreement, such consent or approval must be in writing to be effective.

Section 4.12.                    Restriction on Grant of Liens.  Garrard may not grant any lien or security interest upon the Garrard Proceeds Interest without the prior, written consent of Company and the Management Group.

Section 4.13.                    Confidentiality.  The terms and conditions of this Agreement as well as the existence thereof, is strictly confidential and (except as otherwise required by law) shall not be disclosed (in whole or in part) by any Party (including such Party’s agents, representatives, officers, directors, principals, stockholders, members or legal counsel) without the prior, written consent of the other Party.

Section 4.14.                    Rules of Construction.  It is acknowledged and confirmed that each Party and its respective legal counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any subsequent amendments hereto.

Section 4.15.                    Rights Under This Agreement.  Nothing in this Agreement, or in any transaction contemplated hereby, express or implied, shall give or be construed to give to any individual or entity other than the Parties any legal or equitable right, remedy, privilege, immunity or claim under this Agreement or by reason of such transaction, all of the covenants and provisions of this Agreement being for the sole benefit of the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first noted above.

IP ACQUISITION SUB I, INC.

__________________________
Name: ____________________
Manager

Address:___________________
__________________________
Attention:  _________________
Facsimile:  (___) ___-____

FINISHING TOUCHES HOME GOODS, INC.

__________________________
Name: ____________________
Manager

Address:___________________
__________________________
Attention:  _________________
Facsimile:  (___) ___-____

KENNETH W. GARRARD

__________________________

Title:______________________

Address:  __________________
__________________________
Attention:  _________________
Facsimile:  (___) ___-____

EXHIBIT A

PROCEEDS INTEREST

Twenty percent (20%) of the Net Proceeds from any Enforcement Activities or Sale Transaction related to the Purchased Patents.